UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

February 20, 2007 (February 15, 2007)

Rite Aid Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction	(IRS Employer	Identification Number)
of Incorporation)	(Commission File Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011

(Address of principal executive offices, including zip code)

(717) 761-2633

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement.

On February 15, 2007, Rite Aid Corporation (the “Company”) entered into a senior secured underwriting agreement and a senior underwriting agreement (the “Underwriting Agreements”) with Citigroup Capital Markets Inc., as representative of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to sell to the Underwriters $500,000,000 aggregate principal amount of its 7.5% Senior Secured Notes due 2017 (the “Senior Secured Notes”), and  $500,000,000 aggregate principal amount of its 8.625% Senior Notes due 2015 (the “Senior Notes,” together with the Senior Secured Notes, the “Notes”), for resale by the Underwriters pursuant to Registration Statement No. 333-140537.  The sale of the Notes pursuant to the Underwriting Agreements is expected to close on February 21, 2007 and result in net proceeds to the Company of approximately $977.3 million.

Certain of the Underwriters or their affiliates have in the past engaged, and may in the future engage in transactions with the Company, and perform services for the Company, including commercial banking, financial advisory and investment banking services in the ordinary course of business for which they have received or will receive customary fees and expenses.  In connection with the proposed acquisition of JCG (PJC) USA, LLC, Citigroup Global Markets Inc. is acting as a financial advisor to the Company.  In addition, an affiliate of Citigroup Global Markets Inc. is the sole administrative agent and collateral agent under the Company’s existing senior secured credit facilities, and affiliates of Citigroup Global Markets Inc. and Wachovia Capital Markets, LLC are lenders under the Company’s existing senior secured credit facilities.  Pursuant to the commitment letter, it is contemplated that an affiliate of Citigroup Global Markets Inc. will serve as the administrative agent and collateral agent for the Company’s new $1.105 billion senior secured credit facility (which may be reduced depending on the Company’s financing structure following the proposed acquisition).

Item 9.01.         Financial Statements and Exhibits.

(c)	Exhibits

	99.1	Senior Secured Underwriting Agreement dated February 15, 2007
	99.2	Senior Underwriting Agreement dated February 15, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: February 20, 2007	By:	/s/ Robert B. Sari
	Name:	Robert B. Sari
	Title:	Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Senior Secured Underwriting Agreement dated February 15, 2007
99.2	Senior Underwriting Agreement dated February 15, 2007